Exhibit 1

_____________________________________________________________________

                      SERIES TRUST INDENTURE


                              between


                  TIERS ASSET-BACKED SECURITIES,
                    SERIES CHAMT TRUST 1997-7,
                            as Issuer,


                                and


          FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION,
                       as Indenture Trustee


                     FIXED RATE NOTES, Class A


_____________________________________________________________________

                         TABLE OF CONTENTS

                                                             Page


PRELIMINARY STATEMENT ........................................  1

GRANTING CLAUSES .............................................  1

Section 1.     Definitions ...................................  3

Section 2.     Terms of the Notes ............................  8
               a.   Designation ..............................  8
               b.   Delivery .................................  8
               c.   Aggregate Principal Amount; Classes ......  8
               d.   Places of Payment of Principal ...........  8
               e.   Denominations of Notes ...................  9
               f.   Authentication of Notes ..................  9

Section 3.     Payment  Dates;  Computations of Interest;
                Prepayments; Payment of Principal.............  9
               a.   Payments of Interest .....................  9
               b.   Mandatory Prepayment of Notes ............  9
               c.   Optional Redemption of Notes ............. 10
               d.   Final Payment of Principal ............... 10

Section 4.     Collections and Distributions ................. 10
               a.   Collection Account; Priority of Payments . 10

               b.   Collateral Account; Investments .......... 11

Section 5.     Sale Procedures ............................... 12

Section 6.     Final Scheduled Payment Date................... 12

Section 7.     Events of Default ............................. 13
               a.   Events of Default ........................ 13
               b.   Sale of Assets Upon Event of Default ..... 13
               c.   Distributions after an Event of Default .. 14
               d.   Optional Preservation of the Collateral
                      Obligations............................. 14

Section 8.     Appointment of Indenture  Trustee  as  Paying
                 Agent and Note Registrar..................... 14

Section 9.     Miscellaneous. ................................ 14

SCHEDULE A     Prepayment Calculation Table

APPENDIX 1     Form of Fixed Rate Note, Class A

EXHIBIT A      Standard Terms and Provisions of the Trust Indenture

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                      TIERS ASSET-BACKED SECURITIES,
                    SERIES CHAMT TRUST 1997-7 INDENTURE


          This TIERS Asset-Backed Securities, Series CHAMT Trust 1997-7 Indenture (the "Series Trust Indenture"), dated September 15, 1997, by and between TIERS Asset-Backed Securities, Series CHAMT Trust 1997-7, a Delaware business trust (the "Issuer"), and First Trust of New York, National Association, as trustee and not in its individual capacity (the "Indenture Trustee"), provides for the issuance of Fixed Rate Notes, Series A (the "Notes") and incorporates by reference the Standard Terms and Provisions of the Trust Indenture (the "Standard Terms") attached as Exhibit A hereto (the Series Trust Indenture and the Standard Terms are sometimes collectively referred to as the "Indenture"), and is governed by the Standard Terms as fully as if set forth herein at length. All capitalized terms not defined herein shall have the same meaning as set forth in the Standard Terms.

                       PRELIMINARY STATEMENT

     The Standard Terms permit the Indenture Trustee to authenticate and deliver, to the order of the Issuer, Notes, in exchange for the Collateral Obligations sold, assigned and transferred to the Indenture Trustee pursuant to this Series Trust Indenture.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, each party hereto agrees for the benefit of each other party hereto and for the equal and ratable benefit of the Holders of the Notes as follows:


                         GRANTING CLAUSES

          The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Noteholders (as their interests appear herein) all of the Issuer's right, title and interest in and to (a) the Collateral Obligations; (b) the Swap Agreement; (c) all Eligible Investments acquired by the Issuer; (d) the Collection Account, the Collateral Account and all funds from time to time on deposit therein; and
(e) all payment and future claims, demands, causes and chooses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").

          The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture. The Indenture Trustee, as trustee on behalf of the Noteholders and (only to the extent expressly provided herein) the Certificateholders, acknowledges such Grant and accepts the trusts under this Indenture in accordance with the provisions of this Indenture.

          The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as collateral agent for the Swap Counterparty (as its interests appear herein) all of the Issuer's right, title and interest in and to (a) the Collateral Obligations; (b) the Swap Agreement; (c) any Eligible Investments acquired by the Issuer; (d) the Collection Account, the Collateral Account and all funds from time to time on deposit therein; and
(e) all payment and future claims, demands, causes and chooses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

          The foregoing Grant is made to secure the payment of all amounts due by the Issuer under the Swap Agreement, but is subject to the priority of payments set forth herein.


                                   2

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          Section 1.     DEFINITIONS.  Terms used  and  not  defined herein
shall have the meanings specified in the Trust Agreement referred to below.

          "ADMINISTRATION AGREEMENT" means the Administration Agreement dated as of September 15, 1997 among the Issuer, First Trust in its capacity as Indenture Trustee and as Administrator pursuant to such Administration Agreement, and the Trustee.

          "ADMINISTRATOR"   means   First   Trust  of  New  York,  National
Association, as administrator under the Administration Agreement.

          "ALLOCABLE CHARGE-OFF AMOUNT" means, as of any Payment Date (i) with respect to the Notes, the Charge-Off Amount less the outstanding principal balance of the Certificates on such date (before giving effect to any distributions on such Payment Date) and (ii) with respect to the Certificates, the Charge-Off Amount (but not to exceed the outstanding principal balance of the Certificates.)

          "AVAILABLE FUNDS" has the meaning set forth in Section 4(a).

          "BUSINESS DAY" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York, New York, Wilmington, Delaware and London, England.

          "CERTIFICATES" means the TIERS Asset-Backed Securities, Series CHAMT Trust 1997-7, Floating Rate Certificates, Class B.

          "CERTIFICATE NOTIONAL AMOUNT" means, as of any Payment Date, the outstanding principal balance of the Certificates less the Allocable Charge-Off Amount.

          "CHARGE-OFF AMOUNT" means, as of any Payment Date, the Class A Investor Charge-Offs through such date less the amount of any Excess Spread applied to reimburse the Class A Investor Interest through such date. As used herein the terms "Class A Investor Charge-Offs;" "Class A Investor Interest" and "Excess Spread" have the meanings specified in the Term Assets Prospectus.

          "CLOSING DATE" means September 15, 1997.

          "COLLATERAL" means the collateral pledged to the Indenture Trustee for the benefit of the Noteholders and the Swap Counterparty pursuant to the Granting Clause hereof.

          "COLLATERAL ACCOUNT" means the account by that name established by the Indenture Trustee pursuant to Section 4(b).

          "COLLATERAL OBLIGATIONS" means the Class A Floating Rate Asset Backed Certificates, Series 1996-4 in an aggregate principal amount of $363,900,000 issued by the Chase Credit Card Master Trust.

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          "DEFERRED  INTEREST AMOUNTS" means, as of any Payment  Date,  and with respect to the Notes or the Certificates, any interest due thereon on a prior Payment Date which remains unpaid.

          "EARLY  AMORTIZATION   PAYMENTS"   means,  with  respect  to  the
Collateral Obligations, any payments of principal received thereon prior to the Final Scheduled Payment Date therefor.

          "ELIGIBLE INVESTMENTS" means, any one or more of the following obligations or securities, provided that the total return specified by the terms of each such obligation or security is at least equal to the purchase price thereof: (i) direct obligations of, and obligations fully guaranteed by, the United States; (ii) demand and time deposits in, certificates of deposit of, or banker's acceptances issued by any depository institution or trust company (including the Indenture Trustee or any agent or affiliate of the Indenture Trustee acting in their respective commercial capacities) incorporated under the laws of the United States or any State and subject to supervision and examination by Federal and/or State banking authorities so long as the commercial paper and/or the short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment rated not less than A-1+ from Standard & Poor and P1 from Moody's; (iii) commercial paper having at the time of such investment, a rating of not less than A-1+ from Standard & Poor and P1 from Moody's; (iv) investments in money market funds having a rating from the Rating Agency in the highest investment category granted thereby (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor or otherwise may have an interest) at the time such investment; and (v) investments in asset-backed securities issued pursuant to a pooling and servicing agreement, master pooling agreement, trust agreement or indenture, having at the time of such investment, a rating of at least AAA from S&P and Aaa from Moody's.

All Eligible Investments shall mature no later than the Final Scheduled Payment Date for the Notes.

          "FINAL SCHEDULED PAYMENT DATE" means, with respect to the Notes, the Certificates or the Collateral Obligations, the Payment Date in November 2003.

          "INITIAL PRINCIPAL AMOUNT" means, with respect to (i) the Collateral Obligations, $363,900,000; and (ii) the Notes $352,980,000.

          "INTEREST ACCRUAL PERIOD" means, with respect to any Payment Date, the period from and including the preceding Payment Date (or, in the

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case of the initial Payment Date, from and including the Closing  Date)  to but excluding such Payment Date.

          "ISSUER" means the TIERS Asset-Backed Securities Series, CHAMT Trust 1997-7.

          "ISSUER ASSETS" means the Collateral Obligations, the Swap Agreement and any Eligible Investments held by the Issuer.

          "MOODY'S" means Moody's Investors Service, Inc.

          "MONTHLY AMORTIZATION RATE" means, for any month, the rate set forth in the Prepayment Calculation Table that corresponds to the PSA Index Rate for such month.

          "MONTHLY PREPAYMENT AMOUNT" means, for any Payment Date, (i) with respect to the Notes, an amount equal to the Note Notional Amount on such Payment Date (before giving effect to any distributions on such date) multiplied by the Monthly Amortization Rate that corresponds to the PSA Index Rate for the month in which such Payment Date occurs and (ii) with respect to the Certificates, an amount equal to the Certificate Notional Amount on such Payment Date (before giving effect to any distributions on such date) multiplied by the Monthly Amortization Rate that corresponds to the PSA Index Rate for the month in which such Payment Date occurs.

          "NOTE CURRENT FACTOR" means a number (carried to eight decimal places) that represents the portion of the aggregate original principal amount of the Notes then outstanding.

          "NOTE INTEREST RATE" means a fixed rate of 6.688% per annum calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "NOTE NOTIONAL AMOUNT" means, on any Payment Date, the Initial Principal Amount of the Notes less any amounts paid to the Noteholders in respect of the Monthly Prepayment Amounts less the Allocable Charge-Off Amount as of such Payment Date, if any. The Note Notional Amount shall never be less than zero.

          "NOTE PRINCIPAL BALANCE" means, at any time of determination, the Initial Note Principal Amount times the Note Current Factor.

          "NOTES" means the TIERS Corporate Asset-Backed, Series CHAMT Trust 1997-7 Fixed Rate Notes, Class A issued pursuant to this Indenture.

          "PAR AMOUNT" means, with respect to any Eligible Investment, the purchase price thereof excluding any accrued interest.

          "PAYMENT DATE" means the 15th day of each month (or, if any such date is not a Business Day, then on the immediately following Business
Day), commencing October 15, 1997.

          "PREPAYMENT CALCULATION TABLE" means the table set forth in Schedule A attached hereto and made a part hereof.

          "PREPAYMENT DETERMINATION DATE" means, for any Payment Date occurring after the Payment Date in January 1999, the first Business Day of the month in which such Payment Date occurs.

          "PRO RATA SHARE" means the percentage obtained by dividing the outstanding principal amount of such Note by the outstanding principal amount of all of the Notes.

          "PSA INDEX RATE" means, with respect to any Payment Date:
            (i) the rate that appears as of 3:00 p.m. (New York City time) on the related Prepayment Determination Date (as defined below) on the Reference Bloomberg Page (as defined below) under the column heading "1 MO" opposite the row "PSA";

           (ii) if such rate does not appear on the Reference Bloomberg Page as of 3:00 p.m. (New York City time) on such Prepayment Determination Date, the Swap Counterparty will request FHMLC to provide a quotation of the monthly prepayment speed (calculated according to the PSA Standard Prepayment Model (as defined herein)) for the Reference Securities for the applicable month. If FHMLC provides such quotation, the PSA Index Rate will be the quotation provided by FHMLC;

          (iii) if the Swap Counterparty determines that FHMLC has not provided such quotation by 5:00 p.m. on the second Business Day following such Prepayment Determination Date, the Swap Counterparty will request five major securities dealers selected by the Swap Counterparty to provide a quotation of the monthly prepayment speed (calculated according to the PSA Standard Prepayment Model) for the Reference Securities for the applicable month. If at least two such quotations are so provided, then the PSA Index Rate will be the arithmetic mean (rounded to the nearest whole integer with 1/2 rounded up) determined by the Swap Counterparty of the quotations so obtained (and, if five such quotations are provided, eliminating the highest quotation (or, in the event of equality, one of the highest) and lowest quotation (or, in the event of equality, one of the lowest)). If only one quotation is so provided, the PSA Index Rate will be the quotation so provided; and

           (iv)     if no such quotation is provided as requested in clause
(iii) above, then the PSA Index Rate will be the PSA Index Rate determined with respect to the Payment Date preceding the applicable Payment Date (or, in the case of the first Payment Date, the monthly prepayment speed



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(calculated  according  to  the  PSA  Standard  Prepayment  Model)  for the
Reference  Securities  obtained  from the sources specified in clauses (i)-
(iii) above, in that order, with respect to the most recent month for which such information is available.

          "PSA STANDARD PREPAYMENT MODEL" means the methodology set forth under "Mortgage Prepayment Models -- The PSA Standard Prepayment Model" in the "Uniform Practices for the Clearance and Settlement of Mortgage-Backed Securities and Other Related Securities of the Public Securities Association."

          "RATING AGENCIES" means Moody's and S&P.

          "RECORD DATE" means, with respect to a Payment Date (including a Redemption Date) the day immediately preceding such Payment Date, unless Definitive Notes are issued, in which case on the last Business Day of the month prior to the month in which such Payment Date occurs.

          "REFERENCE BLOOMBERG PAGE" means the display designated as page "A013" and titled "Reference Collateral 30-year Gold 8.00, Issued in 1995" (or such other page selected by the Swap Counterparty as may replace page "A013" for the purpose of displaying the monthly prepayment speed (calculated based on the PSA Standard Prepayment Model) for the Reference Securities) on the Bloomberg Financial Markets Service (or such other service selected by the Swap Counterparty as may replace such service).

          "REFERENCE SECURITIES" means the 30-year Federal Home Loan Mortgage Corporation Gold 8.0% mortgage participation certificates issued in calendar year 1995.

          "SALE PROCEDURES" means, in connection with any sale of the Collateral Obligations or of any Eligible Investments, the Indenture Trustee shall sell such securities to the highest bidders among not less than three solicited bidders in the relevant markets for such securities (one of which will be the Swap Counterparty, if it so elects (or any of its affiliates), and any of which other bidders may (but need not) be Salomon Brothers Inc or any of its affiliates and which bidders need not be limited to recognized broker dealers). In soliciting bids, the Indenture Trustee may also solicit bids from any of the following: (1) Credit Suisse First Boston Corporation, (2) Goldman, Sachs & Co., (3) Lehman Brothers Inc., (4) Merrill Lynch, Pierce, Fenner & Smith Incorporated, and (5) UBS Securities LLC. In the sole, good faith, judgment of the Indenture Trustee, bids may be evaluated on the basis of bids for all or any portion of the securities being sold or any other basis selected in good faith by the Indenture Trustee. The Indenture Trustee shall not be responsible for a failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If the Indenture Trustee is unable to obtain any bids prior to the Final Scheduled Payment Date, the Sale Proceeds shall be deemed to be zero and

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the Term Assets and Eligible Investments (or the applicable portion thereof subject to sale) shall be transferred to the Swap Counterparty or its designee by the Indenture Trustee.

          "SALE PROCEEDS" means any amounts received by the Indenture Trustee upon a sale of the Collateral Obligations and/or any Eligible Investments (i) in connection with a mandatory prepayment of the Notes pursuant to Section 3b of this Agreement and a mandatory prepayment of the Certificates pursuant to the Trust Agreement or (ii) in connection with an optional redemption of the Notes pursuant to Section 3c hereof and an optional redemption of the Certificates pursuant to the Trust Agreement or
(iii) in connection with a sale in connection with the Final Scheduled Payment Date pursuant to Section 6 hereof.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "SCHEDULED INTEREST PAYMENTS" means, with respect to the Term Assets, the interest scheduled to be paid on the Term Assets, assuming no charge offs, defaults or other reductions thereon on each monthly payment date therefor.

          "SWAP AGREEMENT" means the ISDA Master Agreement, together with the Schedule and Confirmations, entered into by the Issuer with the Swap Counterparty on the Closing Date.

          "SWAP COUNTERPARTY" means Westdeutsche Landesbank Girozentrale, New York Branch.

          "SWAP EARLY TERMINATION EVENT" means the occurrence of an Event of Default or a Termination Event under and as defined in the Swap Agreement.

          "TERM ASSETS PROSPECTUS" means the prospectus dated November 6, 1996 and a supplement thereto also dated November 6, 1996, each relating to the Collateral Obligations.

          "TRUST AGREEMENT" means the Trust Agreement between Structured Products Corp., as Depositor, and Delaware Trust Capital Management, Inc., as Trustee, as supplemented by the Series Trust Agreement between the Depositor and the Delaware Trust Capital Management Inc., as Trustee, each dated September 15, 1997, pursuant to which the Certificates are being issued.

          Section 2.     TERMS OF THE NOTES.

          a.   DESIGNATION.   The Notes created and authorized pursuant  to
the Standard Terms and this Series Trust Indenture thereto shall be designated as "TIERS Asset-Backed Securities, Series CHAMT Trust 1997-7, Fixed Rate Notes, Class A". The Notes shall be limited obligations of the Issuer payable solely from payments received by the Issuer attributable to the Collateral Obligations and other assets granted hereunder. The Notes shall be issued in substantially the form of Note set forth in Appendix 1 hereto.

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          b.   DELIVERY.   The  Issuer  hereby  authorizes  the  letter  of
representations with respect to the Notes, in the form customarily provided to DTC, from the Owner Trustee and the Indenture Trustee to DTC, dated the date of delivery of the Notes (the "Letter of Representation").

          c. AGGREGATE PRINCIPAL AMOUNT; CLASSES. The Notes created and authorized pursuant to the Standard Terms and Provisions of the Trust Indenture and Series Trust Indenture thereto shall be issued in a single Class A in and aggregate principal amount equal to the Initial Note Principal Amount; shall have the standard terms set forth in the Standard Terms; and shall have the nonstandard terms set forth in this Series Trust Indenture.

          d. PLACES OF PAYMENT OF PRINCIPAL. The final payment of principal in retirement of the Notes (including in connection with the optional redemption of the Notes pursuant to Section 3(c)) shall be payable upon presentation and surrender thereof only at the office of the Trustee in the Borough of Manhattan, City and State of New York.

          e.   DENOMINATIONS  OF  NOTES.   The  Notes  shall  be  issued in
minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

          f. AUTHENTICATION OF NOTES. The Notes may be authenticated by the Trustee either at the Corporate Trust Office or at the Trustee's office in the Borough of Manhattan, City and State of New York.

          Section 3.     PAYMENT    DATES;    COMPUTATIONS   OF   INTEREST;
PREPAYMENTS; PAYMENT OF PRINCIPAL.

          a. PAYMENTS OF INTEREST. The Notes shall accrue interest at the Note Interest Rate as set forth in the form of Note set forth in Appendix 1 hereto. Payments on the Notes will be made monthly on each Payment Date. In any case in which a Payment Date, as originally scheduled, is not a Business Day and interest is to be paid on the next succeeding Business Day, no additional interest for the number of additional days to such succeeding Business Day will be paid on the Note. Payment on the Notes in such circumstances shall be made with the same force and effect as if the originally scheduled Payment Date was a Business Day, and no additional interest shall accrue for the related Interest Accrual Period. If and to the extent that the amount available to pay

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interest to  the  Noteholders  on  any  Payment Date in accordance with the priority of payments set forth in Section 4 hereof is insufficient to pay all interest then due at the Note Interest Rate, such amounts shall constitute Deferred Interest Amounts which shall be payable, as provided in
Section 4, in whole or in part, on any Payment Date on which the Available Funds are sufficient to pay such amounts in accordance with such priority of payments.

          b.   MANDATORY PREPAYMENT OF NOTES.

          (i) Beginning on the Payment Date in February 1999, and on each Payment Date thereafter until the principal amount of the Notes is paid in full, the Issuer will prepay a portion of the principal amount of Notes in an aggregate amount equal to the Monthly Prepayment Amount for such Payment Date.

          (ii) The Swap Counterparty has agreed in the Swap Agreement that it shall, beginning in February 1999, on the first Business Day of each month, determine (A) the PSA Index Rate for such month, (B) the Monthly Amortization Rate that corresponds to such PSA Index Rate, (C) the Note Notional Amount, (D) the Monthly Prepayment Amount, and (E) the Note Current Factor, and to notify the Indenture Trustee of its determinations thereof.

         (iii) The Swap Counterparty's calculations of Monthly Prepayment Amounts or its determination of the PSA Index Rate, the Monthly Amortization Rate, the Note Notional Amount or the Note Current Factor, each month will, absent manifest error, be final and binding.

          c.   OPTIONAL REDEMPTION OF NOTES.

          (i) If on any Payment Date, before giving effect to any distributions to be made on such date, the aggregate outstanding principal amount of the Collateral Obligations would be less than 10% of the Initial Principal Amount of the Collateral Obligations, the Swap Counterparty may, at its option, by delivering a written notice to the Indenture Trustee (with a copy to the Issuer), purchase all of the Term Assets and Eligible Investments at an aggregate purchase price equal to the outstanding principal amount of the Notes and Certificates and any accrued interest thereon and direct the redemption of all of the Outstanding Notes at their Redemption Price. If the Swap Counterparty so delivers such a written notice to the Indenture Trustee, the Indenture Trustee shall deliver a notice of redemption to each Noteholder (a "Redemption Notice"), with a copy to the Issuer, in the manner provided in Section 10.2(b) of the Standard Terms; provided that the Redemption Date for such redemption shall be the first Payment Date which is at least 15 days after the date of the Indenture Trustee's delivery of such Redemption Notice.

          (ii) If a Redemption Notice is delivered by the Indenture Trustee as provided herein, the Indenture Trustee shall, by no later than the 10th day before the Redemption Date, notify the Swap Counterparty and sell, in accordance with the Sale Procedures, all of the Eligible Investments and Collateral Obligations then held by the Issuer, for settlement on the Redemption Date. Any Sale Proceeds realized from such sale shall be deposited into the Collection Account for distribution as provided herein.

          d. FINAL PAYMENT OF PRINCIPAL. Any principal of the Notes not previously paid will become due on the Final Scheduled Payment Date for the Notes.


          Section 4.     COLLECTIONS AND DISTRIBUTIONS.

          a.   COLLECTION ACCOUNT; PRIORITY OF PAYMENTS.

          (i) Section 8.2 and Subsections (a) and (b) of Section 8.3 of the Standard Terms shall have no effect with respect to the Notes or the Certificates.

          (ii) The Indenture Trustee shall deposit into the Collection Account, upon receipt, (A) all payments on the Collateral Obligations (other than Early Amortization Payments), (B) any amounts received from the Swap Counterparty pursuant to the Swap Agreement, and (C) any Sale Proceeds (all such amounts, "Available Funds").

          (iii) Moneys held in this Collection Account shall be applied on each Payment Date (including the Redemption Date and on the Final
Scheduled Payment Date) by the Indenture Trustee, to the extent of Available Funds, as follows:

          FIRST, to the Swap Counterparty, any amounts due pursuant to the Swap Agreement;

          SECOND, to the Noteholders, all accrued and unpaid interest (including any Deferred Interest Amounts);

          THIRD,  to   the   Noteholders,   any  amounts  constituting
     principal due on the Notes;

          FOURTH, to the Certificateholders, all accrued and unpaid interest (including any Deferred Interest Amounts);

          FIFTH,   to  the  Certificateholders,  any  amounts  constituting
     principal due on the Certificates; and

          SIXTH, any excess to the Swap Counterparty.

In the event that on any Payment Date the amounts in the Collection Account are insufficient to pay all amounts then due the Noteholders, each Noteholder will get its Pro Rata Share of the amount available for distribution to all Noteholders as provided herein. In the event that on any Payment Date the amounts in the Collection Account are insufficient to pay all amounts then due the Certificateholders, each Certificateholder will get its Pro Rata Share of the amount available for distribution to all Certificateholders as provided herein.

          b.   COLLATERAL ACCOUNT; INVESTMENTS.

          (i) On or prior to the Closing Date the Indenture Trustee shall establish, and thereafter shall maintain, in the name of the Indenture Trustee, for the benefit of the Swap Counterparty, the Noteholders and the Certificateholders, as their interests appear herein and in the Trust Agreement, the Collateral Account and shall deposit and hold the Term Assets therein. All Early Amortization Payments shall be deposited into the Collateral Account and shall be invested at the written direction of the Swap Counterparty given to the Indenture Trustee in Eligible Investments made in the name of the Indenture Trustee. All interest on and principal payments of Eligible Investments (except any such which constitute Sale Proceeds, which shall be deposited into the Collection Account) shall be deposited into the Collateral Account upon receipt. Upon maturity of any Eligible Investments, an amount equal to the Par Amount thereof shall be reinvested by the Indenture Trustee in Eligible Investments in accordance with instructions from the Swap Counterparty. If the Indenture Trustee has not received any instructions from the Swap Counterparty by 4:30 p.m. New York City on any date on which there are funds in the Collateral Account to be invested, the Indenture Trustee shall invest such funds in any overnight investments meeting the requirements for Eligible Investments. The Indenture Trustee shall give the Swap Counterparty written notification by 3:00 p.m. New York City time each day it receives an Early Amortization Payment or on any date on which there are funds in the Collateral Account to be invested.

          (ii) All income from any Eligible Investments shall be paid to the Swap Counterparty upon receipt. Any losses from such investments shall be charged to the Collateral Account. Neither the Trustee nor the Swap Counterparty shall be liable for any losses from such investments.

          Section 5. SALE PROCEDURES. If it is determined that a Monthly Prepayment Amount will be due on the next Payment Date for the Notes or the Certificates, the Indenture Trustee shall, by no later than the 10th day before such Payment Date, notify the Swap Counterparty, and shall arrange for the sale, for settlement on such Payment Date, in accordance with the Sale Procedures, of an aggregate Par Amount of Eligible Investments which, together with the principal amount of Collateral Obligations to be sold, all as directed by the Swap Counterparty pursuant to the Swap Agreement, will equal the sum of the Mandatory Prepayment Amount due on the Notes and the Mandatory Prepayment due on the Certificates on such next Payment Date.

          Section 6. FINAL SCHEDULED PAYMENT DATE. The Indenture Trustee shall, by no later than the 10th day before the Final Scheduled Payment Date, notify the Swap Counterparty, and shall arrange for the sale, for settlement on the Final Scheduled Payment Date, in accordance with the Sale Procedures, of all Eligible Investments and Collateral Obligations then held by the Trustee and shall, irrespective of whether an Asset Impairment Event (as defined in the Swap Agreement) has then occurred, distribute the proceeds thereof in accordance with the priorities set forth in Section 4a(iii) above.


          Section 7.     EVENTS OF DEFAULT.

          a.   EVENTS  OF  DEFAULT.  In lieu of the defaults identified  in
Section 5.1 of the Standard Terms, an "Event of Default" under this Indenture will consist of: (i) a default for five Business Days or more in the payment of any interest on any Note when the same becomes due and payable; provided that a deferral of interest on the Notes as provided in
Section 3 hereof will not be considered "due and payable" within the meaning of this clause (A) until the Payment Date on which there are sufficient Available Funds to pay the interest so deferred; (B) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable by reason of mandatory prepayment or otherwise; (ii) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Issuer by the Indenture Trustee or the Swap Counterparty or to the Issuer, the Swap Counterparty and the Indenture Trustee by the holders of at least 25% of the outstanding principal of the Notes; (iii) any representation or warranty made by the Issuer in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty was incorrect not having been cured within 30 days after notice thereof is given to the Issuer by the Indenture Trustee or the Swap Counterparty or to the Issuer, the Swap Counterparty and the Indenture Trustee by the holders of at least 25% of the outstanding principal of the Notes then outstanding;
(iv) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law or hereafter in effect, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or (v) the occurrence of a Swap Early Termination Event. In the event of the occurrence of a Swap Early Termination Event, notwithstanding anything to the contrary in Section 5.2 of the Standard Terms, the Notes will be deemed to have been declared to be immediately due and payable without need for any additional consents.

          b. SALE OF ASSETS UPON EVENT OF DEFAULT AND ACCELERATION OF NOTES. Upon the occurrence of an Event of Default hereunder, if the Notes have been accelerated (or if such Event of Default is a Swap
Termination Event and the Notes are required to be accelerated as set forth in Section 7a above), the Indenture Trustee shall sell the
Collateral Obligations and Eligible Investments pursuant to Section 5.4(a)(iv) of the Standard Terms and shall not take any other action with respect thereto except to the extent, if any, that such property cannot be sold.

5.4(a)(iv) of the Standard Terms and shall not take any other action with respect thereto except to the extent, if any, that such property cannot be sold.

          c. DISTRIBUTIONS AFTER AN EVENT OF DEFAULT. Section 5.4(b) of the Standard Terms shall have no effect with respect to collections of money or property pursuant to Article V of the Indenture following an Event of Default, which collections shall be paid out in the following order:

          FIRST, to the Indenture Trustee for amounts due under Section 6.7 of the Indenture;

          SECOND, to the Swap Counterparty, any amounts due pursuant to the Swap Agreement;

          THIRD, to the Noteholders, any amounts constituting interest due on the Notes to the date of payment, including deferred interest, if any;

          FOURTH, to the Noteholders, any amounts constituting principal due on the Notes to the date of payment; and

          FIFTH, to the Owner Trustee for distribution pursuant to the Trust Agreement.

          d. OPTIONAL PRESERVATION OF THE COLLATERAL OBLIGATIONS. With reference to Section 5.5 of the Standard Terms, it is also the desire of the parties to the 1997-7 Series Trust Indenture that the payments required to be made to the Swap Counterparty pursuant to the Swap Agreement be made when due thereunder, including upon a Swap Early Termination.

          Section 8. APPOINTMENT OF INDENTURE TRUSTEE AS PAYING AGENT AND NOTE REGISTRAR.

          The Issuer hereby appoints the Indenture Trustee to act as Paying Agent for the Notes and as Note Registrar and, so long as the Indenture Trustee is also the Administrator, as Paying Agent for the Certificates and as Certificate Registrar.

          Section 9.     MISCELLANEOUS.

          a. The Issuer shall, on each anniversary of the Closing Date furnish to the Indenture Trustee the Opinion of Counsel required by Section
3.6 of the Standard Terms and the "annual statement of compliance" required by Section 3.9 of the Standard Terms.

          b. The Indenture Trustee covenants and agrees to treat the Note as indebtedness for all federal and state income tax, franchise tax, and transfer and similar tax purposes.

          c. The Indenture Trustee will mail to any Noteholder, within three business days of any such Noteholder's written request, at its address listed on the Note Register maintained with the Indenture Trustee, a monthly report stating as of the immediately preceding Payment Date (i) the amount of principal and interest, respectively paid on each $1000 in principal amount of Notes, (ii) the Note Principal Amount, (iii) the Note Current Factor, (iv) the outstanding principal amount of the Term Assets and the Par Value of any Eligible Investments then held by the Issuer and
(v) the Certificate principal balance.

          d. With reference to Section 9.2 of the Standard Terms, where the consent of the holders of not less than a majority of the outstanding amount of the Notes is necessary to enter into an indenture or indentures supplemental hereto for the purpose of adding any provision to, or changing in any manner, or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders under the Indenture, the consent of the Swap Counterparty shall also be necessary unless there has been an Event of Default under (and as defined in) the Swap Agreement and the party in default is the Swap Counterparty.

          e. With reference to Section 9.1(b) of the Standard Terms, the Opinion Of Counsel must also be satisfactory to the Swap Counterparty unless there has been an Event of Default under and as defined in the Swap Agreement and the party in default is the Swap Counterparty.

          f. Notwithstanding anything contained herein to the contrary, this instrument has been signed by the Owner Trustee, not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall the Owner Trustee in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligation of the Issuer hereunder as to all of which recourse shall be had solely to the assets of the Issuer.

          g. Each Series shall constitute a separate Series of the Trust pursuant to Section 3806(b)(2) of the Delaware Business Trust act (the "DBTA"). Separate and distinct records shall be maintained for each Series and the assets associated with any such Series shall be held and accounted for separately from the other assets of the Trust, or any other Series thereof. Subject to the right of the Trust to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of any other Series. Notice of this limitation on inter-series liabilities shall be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the DBTA, and upon the giving of such notice in the certificate of trust, the statutory provisions of
Section 3804 of the DBTA relating to limitations on inter-series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the

Trust and each Series. Every note, bond, contract or other undertaking issued by or on behalf of a particular Series shall include a recitation limiting the obligation represented thereby to that Series and its assets.

          h. The Swap Counterparty is hereby made an express third party beneficiary of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Series Trust Indenture to be executed by their respective duly authorized officers as of the date first above written.


                         TIERS ASSET-BACKED SECURITIES, SERIES  CHAMT TRUST
                         1997-7

                         By: DELAWARE TRUST CAPITAL MANAGEMENT,
                             INC.

                             not in its individual capacity
                             but solely as Owner Trustee under
                             the Trust Agreement

                             By:______________________________
                                 Title:


                             FIRST TRUST NATIONAL ASSOCIATION,

                             solely in its capacity as Indenture Trustee hereunder


                             By:______________________________
                                 Title:

                                                        SCHEDULE A

PREPAYMENT CALCULATION TABLE

    PSA INDEX                    PSA INDEX                    PSA INDEX
   AMORTIZATION                AMORTIZATION                  AMORTIZATION
      RATE(%)       MONTHLY        RATE(%)       MONTHLY        RATE(%)         MONTHLY
   ------------     -------    -------------     -------     ------------     ------------
      0-100          0.000         142            1.176          184               2.352
       101           0.028         143            1.204          185               2.380
       102           0.058         144            1.232          186               2.408
       103           0.084         145            1.280          187               2.436
       104           0.112         146            1.288          188               2.484
       105           0.140         147            1.316          189               2.492
       106           0.168         148            1.344          190               2.520
       107           0.196         149            1.372          191               2.548
       108           0.224         150            1.400          192               2.576
       109           0.252         151            1.428          193               2.604
       110           0.280         152            1.456          194               2.632
       111           0.308         153            1.484          195               2.660
       112           0.338         154            1.512          196               2.888
       113           0.364         155            1.540          197               2.716
       114           0.392         156            1.568          198               2.744
       115           0.420         157            1.596          199               2.772
       116           0.448         158            1.624          200               2.800
       117           0.476         159            1.652          201               2.828
       118           0.504         160            1.680          202               2.858
       119           0.532         161            1.708          203               2.884
       120           0.560         162            1.736          204               2.912
       121           0.588         163            1.764          205               2.940
       122           0.616         164            1.792          206               2.988
       123           0.644         165            1.820          207               2.996
       124           0.672         166            1.848          208               3.024
       125           0.700         167            1.876          209               3.052
       126           0.728         168            1.904          210               3.080
       127           0.756         169            1.932          211               3.108
       128           0.784         170            1.960          212               3.136
       129           0.812         171            1.988          213               3.164
       130           0.840         172            2.018          214               3.192
       131           0.888         173            2.044          215               3.220
       132           0.896         174            2.072          216               3.248
       133           0.924         175            2.100          217               3.278
       134           0.952         176            2.128          218               3.304
       135           0.980         177            2.158          219               3.332
       136           1.006         178            2.185          220               3.360
       137           1.038         179            2.212          221               3.388
       138           1.084         180            2.240          222               3.416
       139           1.092         181            2.288          223               3.444
       140           1.120         182            2.296          224               3.472
       141           1.148         183            2.324        225-325             3.500



    PSA INDEX                    PSA INDEX                    PSA INDEX
   AMORTIZATION                AMORTIZATION                  AMORTIZATION
      RATE(%)       MONTHLY        RATE(%)       MONTHLY        RATE(%)         MONTHLY
   ------------     -------    -------------     -------     ------------     -----------
       326           3.570         374           6.930           422               10.525
       327           3.640         375           7.000           423               10.600
       328           3.710         376           7.075           424               10.675
       329           3.780         377           7.150           425               10.750
       330           3.850         378           7.225           426               10.825
       331           3.920         379           7.300           427               10.900
       332           3.990         380           7.375           428               10.975
       333           4.060         381           7.450           429               11.050
       334           4.130         382           7.525           430               11.125
       335           4.200         383           7.600           431               11.200
       336           4.270         384           7.765           432               11.275
       337           4.340         385           7.750           433               11.350
       338           4.410         386           7.825           434               11.425
       339           4.480         387           7.900           435               11.500
       340           4.550         388           7.975           436               11.575
       341           4.620         389           8.050           437               11.650
       342           4.690         390           8.125           438               11.725
       343           4.760         391           8.200           439               11.800
       344           4.830         392           8.275           440               11.875
       345           4.900         393           8.350           441               11.950
       346           4.970         394           8.425           442               12.025
       347           5.040         395           8.500           443               12.100
       348           5.110         396           8.575           444               12.175
       349           5.180         397           8.650           445               12.250
       350           5.250         398           8.725           446               12.325
       351           5.320         399           8.800           447               12.400
       352           5.390         400           8.875           448               12.475
       353           5.460         401           8.950           449               12.550
       354           5.530         402           9.025           450               12.625
       355           5.600         403           9.100           451               12.700
       356           5.670         404           9.175           452               12.775
       357           5.740         405           9.250           453               12.850
       358           5.810         406           9.325           454               12.925
       359           5.880         407           9.400           455               13.000
       360           5.950         408           9.475           456               13.075
       361           6.020         409           9.550           457               13.150
       362           6.090         410           9.625           458               13.225
       363           6.160         411           9.700           459               13.300
       364           6.230         412           9.775           460               13.375
       365           6.300         413           9.860           461               13.450
       366           6.370         414           9.925           462               13.525
       367           6.440         415           10.000          463               13.800
       368           6.510         416           10.075          464               13.675
       369           6.580         417           10.150          465               13.750
       370           6.650         418           10.225          466               13.825
       371           6.720         419           10.300          467               13.900
       372           6.790         420           10.375          468               13.975
       373           6.860         421           10.450          469               14.050

    PSA INDEX                    PSA INDEX                    PSA INDEX
   AMORTIZATION                AMORTIZATION                  AMORTIZATION
      RATE(%)       MONTHLY        RATE(%)       MONTHLY        RATE(%)         MONTHLY
   ------------     -------    -------------     -------     ------------     ------------
       470           14.125        518           17.940          558               21.140
       471           14.200        519           18.020          559               21.220
       472           14.275        520           18.100          560               21.300
       473           14.350        521           18.180          561               21.380
       474           14.425        522           18.260          562               21.460
       475           14.500        523           18.340          563               21.540
       476           14.580        524           18.420          564               21.620
       477           14.660        525           18.500          565               21.700
       478           14.745        526           18.580          566               21.780
       479           14.820        527           18.660
       480           14.905        528           18.740
       481           14.980        529           18.820
       482           15.060        530           18.900
       483           15.140        531           18.980
       484           15.220        532           19.060
       485           15.300        533           19.140
       486           15.380        534           19.220
       487           15.460        535           19.300
       488           15.540        536           19.380
       489           15.620        537           19.460
       490           15.700        538           19.540
       491           15.780        539           19.620
       492           15.860        540           19.700
       493           15.940        541           19.780
       494           16.020        542           19.860
       495           16.100        543           19.940
       496           16.180        544           20.020
       497           16.260        545           20.100
       498           16.340        546           20.180
       499           16.420        547           20.260
       500           16.500        548           20.340
       501           16.580        549           20.420
       502           16.660        550           20.500
       503           16.740        551           20.580
       504           16.820        552           20.660
       505           16.900        553           20.740
       506           16.980        554           20.820
       507           17.060        555           20.900
       508           17.140        556           20.980
       509           17.220        557           20.060
       510           17.300
       511           17.380
       512           17.460
       513           17.540
       514           17.620
       515           17.700
       516           17.780
       517           17.880


    PSA INDEX                    PSA INDEX                    PSA INDEX
   AMORTIZATION                AMORTIZATION                  AMORTIZATION
      RATE(%)       MONTHLY        RATE(%)       MONTHLY        RATE(%)         MONTHLY
   ------------     -------    -------------     -------     ------------     ------------
       567           21.860
       568           21.940
       569           21.020
       570           22.100
       571           22.180
       572           22.260
       573           22.340
       574           22.420
       575           22.500

                                 FORM OF FIXED RATE NOTE, CLASS A


        UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TIERS{sm} ASSET-BACKED SECURITIES, SERIES CHAMT TRUST 1997-7

                              FIXED RATE NOTE, CLASS A
              (ISSUABLE IN MULTIPLES OF THE MINIMUM DENOMINATION)



No.:    R-1                             Principal Amount: $352,980,000
CUSIP No.:  871928AR8


               TIERS{sm} Asset-Backed Securities, Series CHAMT Trust 1997-7, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to
pay to Cede & Co., or registered assigns, the principal sum of [           ]
DOLLARS payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $[INSERT PRINCIPAL AMOUNT OF NOTE] and the denominator of which is $352,980,000 by (ii) the aggregate amount, if any, payable from the Collection Account in respect of principal on the Notes pursuant to Section 4 of the Indenture; PROVIDED HOWEVER, that the entire unpaid principal amount of this Note shall be due and payable on the Payment Date in November 2003 (the "Final Scheduled Payment Date"). The Issuer will pay interest on this Note at the rate of 6.688% per annum on each Payment Date, subject to deferral as provided in Section 3(a) of the Indenture, until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date). Interest on this Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from September 15, 1997. Interest will be computed on the basis of the actual number of days elapsed in a 360-day year, consisting of 12 30-day months. The sole obligors with respect to the principal and interest on this Note is the issuer of the Term Assets and other assets granted pursuant to the 1997-7 Series Trust Indenture and any other entities obligated to make payments to such issuers or obligors (or their trustees or other applicable fiduciaries).

               This Note is one of a duly authorized issue of Notes of the Issuer designated as its Class A Notes (herein called the "Notes"), pursuant to the terms of a Series Trust Indenture, (the "Indenture") dated as of September 15, 1997 consisting of a Series Trust Indenture together with the Standard Terms and Provisions of Trust Indenture appended thereto, together with all other exhibits, schedules, appendices, supplements and amendments thereto between the Issuer and First Trust of New York, National Association, as Indenture Trustee, pursuant to which this and other Notes have been issued. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. All terms used and not otherwise defined in this Note that are defined in the Indentures, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture.

               The Notes issued pursuant to the Indenture and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.

               Subject to mandatory prepayment in whole or in part or optional redemption in whole, as set forth in Section 3 of the 1997-7 Series Trust Indenture, the entire principal amount of this Note shall be due and payable on the date on which Event of Default shall have occurred and be continuing and the Indenture Trustee or Noteholders representing not less than 25% of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture or upon the occurrence of a Swap Early Termination Event as defined in the Series Trust Indenture. All payments in respect of the principal amount hereof shall be made in the ratio that the outstanding principal amount of this Note to the Outstanding Amount of the Notes.

               Payments in respect of interest on and principal of this Note shall be due and payable on each Payment Date and payments in respect of interim shall be due and payable on the Payment Dates, if not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to the Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. The Record Date, with respect to any Payment Date, means the day immediately preceding such Payment Date or if Definitive Notes are issued, the last business day of the month prior to the month in which such Payment Date occurs. Any reduction in the principal amount of this Note (or any one or more predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who is the Registered Holder hereof as of the Record
Date preceding such Payment Date, by notice sent in accordance with Section 2.7(d) of the Indenture, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in New York City.

               As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in New York City or the city in which the Corporate Trust Office is located, or a member firm of a national securities exchange, and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized detonations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

               Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their individual capacities, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in their individual capacities, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assignee of the Indenture Trustee or the Owner Trustee in their individual capacities, except as any such person may have expressly agreed and except that any such party, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment of call owing to such entity.

               Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder will not, prior to the date which is one year and one day after the termination of this Indenture with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Depositor or the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor or the Issuer.

               Each Noteholder or Note Owner, acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees to treat the Note as indebtedness for all federal and state income tax, franchise tax, and transfer and similar tax purposes.

               Prior to the due presentment of registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer of the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all the Notes. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders.

               The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

               The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

               The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

               This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

               No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

               Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Depositor, the Indenture Trustee nor the Owner Trustee in their respective individual capacities, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Issuer. The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

               The principal of and interest of this Note are payable in such coin or currency of the United States of America which, at the time of payment, is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

               Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have each caused this Agreement to be executed by or in facsimile, by its Authorized Officer.

Date:          TIERS{sm} ASSET-BACKED SECURITIES, SERIES CHAMT TRUST 1997-7

               By: DELAWARE TRUST CAPITAL MANAGEMENT, INC., not in its individual capacity but solely as Owner Trustee under the Trust Agreement


                       By:________________________________

                           Name:
                           Title:

               FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, as Indenture Trustee


                       By:_________________________________
                           Name:
                           Title: